UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2011
DSW Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 8, 2011, DSW Inc., an Ohio corporation (“DSW”), DSW MS LLC, an Ohio limited liability company and a wholly owned subsidiary of DSW (“Merger LLC”), and Retail Ventures, Inc., an Ohio corporation (“Retail Ventures”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Retail Ventures will merge with and into Merger LLC, with Merger LLC continuing after the merger as the surviving entity and a wholly owned subsidiary of DSW (the “Merger”). Retail Ventures’ board of directors and the independent members of DSW’s board of directors have approved the Merger Agreement based on the recommendation of a special committee of each board of directors and have recommended that the shareholders of Retail Ventures and DSW, respectively, adopt the Merger Agreement and the Merger.
Upon the closing of the Merger, each outstanding Retail Ventures common share will be converted into the right to receive 0.435 DSW class A common shares, unless the holder properly and timely elects to receive a like amount of DSW class B common shares in lieu of DSW class A common shares. All compensatory awards based on or comprised of Retail Ventures common shares, such as stock options, stock appreciation rights, and restricted stock, will be converted into and become, respectively, awards based on or comprised of DSW class A common shares, in each case on terms substantially identical to those in effect immediately prior to the effective time of the Merger, in accordance with the 0.435 exchange ratio.
It is expected that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes, so that, in general, none of DSW, Retail Ventures, Merger LLC or any of the Retail Ventures shareholders will recognize any gain or loss in the transaction, except that Retail Ventures shareholders will generally recognize gain or loss with respect to cash received in lieu of fractional shares of DSW class A or class B common shares.
The Merger Agreement provides that Merger LLC will assume, as of the effective time of the Merger, by supplemental indenture and supplemental agreement, all of Retail Ventures’ obligations with respect to certain 6.625% mandatorily exchangeable notes due September 15, 2011, known as Premium Income Exchangeable Securities or PIES, and will assume by operation of law certain warrants issued by Retail Ventures to purchase DSW class A common shares outstanding immediately prior to the effective time of the Merger.
Upon the closing of the Merger, DSW’s board of directors will be increased from 11 to 12 members, and one of Retail Ventures’ current board members will be appointed to DSW’s board of directors.
The parties have made customary representations and warranties and agreed to customary covenants in the Merger Agreement. The transaction is not subject to any financing condition. The completion of the Merger is conditioned upon, among other things:
•	adoption of the Merger Agreement and the Merger by (i) the holders of a majority of the outstanding DSW class A common shares and class B common shares, voting together as a class, (ii) the holders of a majority of the unaffiliated DSW class A common shares (i.e., those holders other than Retail Ventures, Schottenstein Stores Corporation (“SSC”), which controls a majority of the voting power of Retail Ventures, and their respective affiliates), voting together as a class, and (iii) the holders of a majority of outstanding Retail Ventures common shares;

•	adoption of amended and restated articles of incorporation of DSW, which will amend the current articles of incorporation to allow holders of class B common shares to convert such shares into class A common shares, among other amendments, by (i) the holders of a majority of the DSW class A common shares and DSW class B common shares, voting together as a class, and (ii) the holders of a majority of the DSW class A common shares, voting as a separate class; and

•	approval of the issuance of DSW class A common shares and class B common shares to Retail Ventures shareholders by the holders of a majority of the DSW class A common shares and DSW class B common shares, voting together as a class.
In addition, DSW and Retail Ventures have agreed not to initiate, solicit, encourage, or knowingly facilitate the making of any proposal or offer with respect to certain specified acquisition proposals. The Merger Agreement may be terminated by DSW and Retail Ventures under certain circumstances, including by DSW or Retail Ventures if, among other requirements, the terminating party has received certain specified superior proposals, has not violated its obligations under the Merger Agreement with respect to any superior proposal, and pays an amount equal to the reasonably documented transaction expenses of the other party, not to exceed $10 million.
The foregoing description of the Merger Agreement is not a complete description of all of the parties’ rights and obligations under the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 and is incorporated by reference.
The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about DSW, Retail Ventures, or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by standards of materiality or confidential disclosures made by each contracting party to the other for the purpose of allocating contractual risks between them that differ from those applicable to investors. Investors should not rely on the representations, warranties, covenants, or any description thereof as characterizations of the actual state of facts or condition of DSW, Retail Ventures, or any of their respective subsidiaries, affiliates, or businesses. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by DSW or Retail Ventures.

Retail Ventures and DSW and their respective affiliates have numerous material relationships. Retail Ventures owns all of the outstanding class B common shares of DSW and as a result controls a majority of the voting power of DSW. DSW, Retail Ventures, and their respective affiliates are party to several material contracts and arrangements, including agreements regarding DSW’s separation from Retail Ventures, agreements with respect to Retail Ventures’ and its affiliates’ ownership of the equity of DSW, several leases and subleases, agreements related to merchandise transactions, shared services, reimbursement, joint investment, and arrangements regarding corporate opportunities, conflicts, and related party transactions, as described in DSW’s amended and restated articles of incorporation and Retail Ventures’ amended articles of incorporation.
Item 8.01 Other Events.
On February 8, 2011, DSW and Retail Ventures issued a joint press release. A copy of the joint press release is attached as Exhibit 99.1 and is incorporated herein by reference.
In addition, on February 9, 2011, DSW plans to discuss the proposed Merger and make a presentation during a conference call with analysts and investors. The slides for the investor presentation are attached as Exhibit 99.2 hereto.
These materials are incorporated herein by reference and the foregoing description is qualified in its entirety by reference to such materials.
Important Information For Investors And Shareholders
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed Merger between DSW and Retail Ventures will be submitted to the respective shareholders of DSW and Retail Ventures for their consideration. DSW will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement of DSW and Retail Ventures that also constitutes a prospectus of DSW. DSW and Retail Ventures will mail the joint proxy statement/prospectus to their respective shareholders. DSW and Retail Ventures also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF RETAIL VENTURES AND DSW ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about DSW and Retail Ventures, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. DSW and Retail Ventures make available free of charge at www.dsw.com and www.retailventuresinc.com, respectively (in the “Investor Relations” section), copies of materials they file with, or furnish to, the SEC, or investors and shareholders may contact DSW at (614) 237-7100 or Retail Ventures at (614) 238-4148 to receive copies of documents that each company files with or furnishes to the SEC.

Participants in the Merger Solicitation
DSW, Retail Ventures, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Retail Ventures and DSW in connection with the proposed transaction. Information about the directors and executive officers of DSW is set forth in its proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on April 12, 2010. Information about the directors and executive officers of Retail Ventures is set forth in its proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on May 14, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
Cautionary Statement Regarding Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect DSW’s and Retail Ventures’ current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, DSW’s and Retail Ventures’ expectations with respect to the synergies, costs, efficiencies, and other anticipated financial impacts of the proposed transaction; future financial and operating results of the combined company; the combined company’s plans, objectives, expectations and intentions with respect to future operations; approval of the proposed transaction by shareholders; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction.
All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of DSW and Retail Ventures and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive required shareholder approvals, the taking of governmental action (including the passage of legislation) to block the transaction, or the failure to satisfy other closing conditions, and the possibility of adverse publicity or litigation, including an adverse outcome thereof and the costs and expenses associated therewith.
Additional information concerning other risk factors is contained in Retail Ventures’ and DSW’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. All subsequent written and oral forward-looking statements concerning DSW, Retail Ventures, the proposed transaction or other matters and attributable to DSW or Retail Ventures or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Neither Retail Ventures nor DSW undertakes any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.		Description

2.1	*	Agreement and Plan of Merger, dated February 8, 2011, among DSW Inc., DSW MS LLC, and Retail Ventures, Inc.

99.1		Joint Press Release, dated February 8, 2011

99.2		Investor Presentation, dated February 8, 2011

*	Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. DSW agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSW Inc.
Date: February 8, 2011	By:	/s/ Douglas J. Probst
Douglas J. Probst
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.		Description

2.1	*	Agreement and Plan of Merger, dated February 8, 2011, among DSW Inc., DSW MS LLC, and Retail Ventures, Inc.

99.1		Joint Press Release, dated February 8, 2011

99.2		Investor Presentation, dated February 8, 2011

*	Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. DSW agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request.

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